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                                                                    EXHIBIT 3.26


                                   BY-LAWS OF

                       NEW ENGLAND TREATMENT COMPANY, INC.


                                    ARTICLE I

                                     OFFICES

         Section 1. Principal Office. The principal office of the corporation shall be located in Naugatuck, Connecticut. The corporation may have such other offices or places of business, either within or outside the State of Rhode Island, as the Board of Directors may from time to time establish or business of the corporation may require.

         Section 2. Registered Office. The registered office of the corporation need not be identical with the principal office and shall initially be located in Providence, Rhode Island. The registered agent and/or registered office may be changed from time to time by the Board of Directors in accordance with the provisions of the Rhode Island Business Corporation Act, as amended.

                                   ARTICLE II

                                  SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at the hour of 10:00 o'clock a.m. on any Tuesday in the month of June in each year, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Rhode Island, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for an annual meeting of the shareholders

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or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is practicable.

         Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than ten percent (10%) of all outstanding shares of the corporation entitled to vote at the meeting or upon the receipt by the corporation of a notice from a shareholder of the shareholder's intention to transfer shares in the corporation pursuant to Section l of Article VII of these by-laws.

         Section 3. Place of Meeting. The Board of Directors may designate any place, either within or outside the State of Rhode Island, as the place of the annual or any special meeting called by the Board of Directors. If no designation is made, the place of meeting shall be the principal office of the corporation.

         Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by the Rhode Island Business Corporation Act, as amended be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed delivered when deposited in the United States mail, addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the corporation, with postage prepaid thereon.


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         Section 5. Closing of Transfer Books or Fixing of Record Date. For the
purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not more than sixty (60) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof. The record date for determining shareholders entitled to express consent in writing without a meeting, when no notice of meeting is mailed, shall be the day on which the first written consent is expressed.


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         Section 6. Quorum. The holders of a majority of the issued and outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders except as otherwise provided by the Rhode Island Business Corporation Act, as amended or by the Articles of Incorporation. If less than a quorum shall be present or represented at any meeting of shareholders, the holders of a majority of the shares so represented shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

         Section 7. Voting of Shares. Each outstanding share with voting rights, unless limited, enlarged or denied by the Articles of Incorporation, shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. If a quorum is present at a meeting of shareholders, the affirmative vote of a majority of the shares represented in person or by proxy at the meeting shall be the act of the Shareholders unless the vote of a greater number of shares is required by the Rhode Island Business Corporation Act, as amended or the Articles of Incorporation. The shareholders present or represented at a duly organized meeting at which a quorum shall have been present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Every shareholder entitled to a vote at a meeting of shareholders or to express consent without a meeting as herein provided may authorize another person or persons to act by written proxy executed by the shareholder or by the shareholder's duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 8. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if consents in writing,


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setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.


                                  ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. General Powers. The business and affairs the corporation shall be managed by its Board of Directors.

         Section 2. Number, Tenure and Qualifications. The initial number of directors shall be six (6). The number of directors of the corporation may from time to time be changed by resolution of the shareholders but their number shall be no less than one (1). Directors need be neither residents of Rhode Island nor shareholders of the corporation. The directors shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his or her successor shall have been elected and qualified or until such director's death or resignation or removal in the manner provided hereinafter.

         Section 3. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

         Section 4. Removal. The shareholders may, at any meeting called for the purpose, remove any director with or without cause by vote of a majority of the outstanding shares of the class or series of stock which elected the director or directors to be removed.


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         Section 5. Resignations. Any director may resign at any time by giving written notice to the Board of Directors or to the President. The resignation shall take effect at the time specified in the notice, and, unless otherwise specified in such notice, acceptance of the resignation shall not be necessary to make it effective.

         Section 6. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than by this Section immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings without notice other than such resolution.

         Section 7. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any one director. The person or persons authorized to call special meetings of the Board of Directors may fix the manner and the place for holding any special meeting of the Board of Directors called by them.

         Section 8. Notice. Notice of any special meeting shall be given at least seven (7) days previous thereto by written notice delivered personally or mailed to each director at the director's business address on the records of the corporation, or by telegram. If mailed, such notice shall be deemed delivered when deposited in the United States mail, so addressed, with postage prepaid thereon. If notice is given by telegram, notice shall be deemed delivered when the telegram is delivered to the telegraph company.

         Section 9. Quorum. A majority of directors fixed by resolution of the shareholders pursuant to Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors then present may adjourn the meeting from time to time without further notice.


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         Section 10. Manner of Acting. The act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by law or by the Articles of Incorporation. Meetings of directors may be held by means of a telephone conference circuit, and connection to such circuit shall constitute presence at such meeting.

         Section 11. Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent or consents in writing, setting forth the action so to be taken, shall be signed before or after such action by all of the directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

         Section 12. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be deemed to have assented to such action unless his or her dissent shall be entered in the minutes of the meeting or unless the director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 13. Compensation. The Board of Directors may fix by resolution the compensation of directors and provide for payment of expenses of attendance at meetings. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 14. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees each of which, to the extent provided in


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such resolution, shall have and may exercise all of the authority of the Board of Directors, provided that no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all the property and assets of the corporation otherwise than in the regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the by-laws of the corporation. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. Number. The officers of the corporation shall be a President, a Secretary, and a Treasurer and such other officers and agents including one or more Vice-Presidents as determined by the Board of Directors, as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same person. No officer need be a director or a shareholder.

         Section 2. Election and Term of Office. The officers of the corporation specifically designated in Section 1 of this Article IV shall be elected annually by the Board of Directors at its regular meeting held after the annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is practicable. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until such officer's death or resignation or removal in the manner hereinafter provided.


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         Section 3. Other Officers. The Board of Directors may elect or appoint such other officers and agents, including one or more Assistant Secretaries and one or more Assistant Treasurers, as it shall deem necessary, each of whom shall hold office for such period and shall exercise such powers and perform such duties as are provided in these by-laws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer the power to appoint any such officers and agents and to prescribe their respective powers, duties and salaries.

         Section 4. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 5. Resignations. Any officer or agent may resign at any time by giving written notice to the Board of Directors or to the President or Secretary. The resignation shall take effect at the time specified in the notice, and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.

         Section 6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled in the manner prescribed in these bylaws for election or appointment to such office. In the case of a vacancy in any of the offices specifically designated in Section 1 of this Article IV, such vacancy shall be filled for the unexpired portion of the term.

         Section 7. President. The President shall be the principal executive officer of the corporation and, subject to the direction and under the supervision of the Board of Directors, shall have general charge of the business, affairs and property of the corporation, and control


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over its officers, agents and employees. The President shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The President shall execute, on behalf of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. The President shall do and perform all duties incident to the office of President and such other duties as may be assigned to the President by these by-laws or by the Board of Directors.

         Section 8. Vice-Presidents. In the absence of the President or in the event of the President's death, inability or refusal to act, the Vice-President (or (i) in the event there is more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election or (ii) in the event there is no Vice-President then the Treasurer shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. A Vice-President shall perform such other duties as from time to time may be assigned to such Vice President by the President or by the Board of Directors.

         Section 9. Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a record of the post office address of


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each shareholder which shall be furnished to the Secretary by such shareholder;
(e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors.

         Section 10. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these by-laws; and (c) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the shareholders shall determine.

         Section 11. Salaries. Except as provided in Section 3 of this Article IV, the salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

                                   ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into contracts and agreements in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.


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         Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a general or specific resolution of the Board of Directors.

         Section 3. Checks, Drafts or other Similar Orders. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE VI

                                  CAPITAL STOCK

         Section 1. Certificates for Shares. The interest of each shareholder shall be evidenced by a certificate or certificates of stock of the corporation which shall be in such form as the Board of Directors may prescribe. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and sealed with the corporate seal. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar. In case any officer who has signed, or whose facsimile signature has been placed upon, such certificate shall have ceased to be an officer before such certificate is issued, it may be issued by the corporation with the same effect as if such person were in office at the date of its issue.

         The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no


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new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, upon surrender of the certificate for cancellation. The person in whose names shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

         Section 3. Dividends. The Board of Directors may from time to time declare and the corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and the Articles of Incorporation.

                                  ARTICLE VII

                             TRANSFER RESTRICTIONS

         Section 1. Offer to Corporation. No shareholder shall transfer all or any portion of the stock in the corporation now owned or hereafter acquired by such shareholder without the unanimous written consent of the other shareholders, or in the absence of such written consent, without first giving the other shareholders and the corporation at least thirty (30) days' written notice by certified mail of the holder's intention to transfer such stock. The Secretary shall furnish a list of the shareholders of the corporation upon the request of any shareholder desiring to transfer shares. The notice shall contain the number of shares that the shareholder proposes to


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transfer, the price at which the shareholder proposes to transfer the stock, the name and address of the person or persons to whom the shareholder intends to transfer the stock if the said stock is not purchased by the corporation or the other shareholders as hereafter provided, and a copy of the prospective transferee's offer to purchase the said shares. Within such thirty (30) day period, a special meeting of the shareholders shall be held by the corporation solely for the purpose of considering the proposed transfer of stock. At such meeting such stock as the shareholder desires to transfer shall be offered for sale and shall be subject to an option to purchase on the part of the corporation which option shall be exercised, if at all, at the time of such meeting by a vote of a majority of the shares present and eligible to vote. The shareholder offering the stock shall not be entitled to vote the stock being offered or other stock owned by such shareholder, if any, at a meeting called for the purpose of considering such an offer. The corporation may purchase all or any portion of the stock being offered for sale by the shareholder. The purchase price shall be the price contained in the notice of intention to transfer and shall be payable on the same terms provided in the prospective transferee's offer or in cash or by certified or bank check, at the option of the corporation, within sixty (60) days after the exercise of the option.

         Section 2. Offer to Other Shareholders. If all of the stock being offered for transfer by the offering shareholder is not purchased by the corporation in accordance with the provisions of Section l of this Article VII, the stock not so purchased shall be subject to an option to purchase on the part of the other shareholders, which option shall be exercised at the time of the special meeting of the shareholders called pursuant to the provisions of Section 1 above. If the corporation exercises its option and subsequently fails to pay for said stock, a second special meeting of the shareholders shall be called within ten (10) days after the expiration of the aforesaid sixty (60) day period for the purpose of considering and exercising the shareholders'


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options. The purchase price shall be the price provided in the notice of intention to transfer and shall be payable in cash or by certified or bank check within sixty (60) days of the exercise of the option. Each shareholder entitled to vote and be present or represented at said meeting shall be entitled to purchase that proportion of the offered stock which has not been purchased by the corporation as the number of shares owned by such shareholder is to the total number of issued and outstanding shares of the corporation, exclusive of the shares owned by the offering shareholder and of the shares owned by the shareholders not present or represented at the meeting. A shareholder may purchase fewer than the total number of shares such shareholder is entitled to purchase.

         Shareholders who fail to exercise their options or exercise their options for less than the total number of shares to which they are entitled shall be entitled to no further options with respect to the shares being offered. Every other shareholder present or represented at the meeting (with the exception of the offering shareholder) shall be entitled to exercise a further option to purchase such proportion of the offered shares which have not been purchased by the shareholders or the corporation as the total number of shares owned by the said shareholder before the special meeting is to the total number of shares owned before said special meeting by all shareholders who have exercised full options on the previous round.

         The exercise of options shall continue in a like manner until the shareholders have purchased all of the stock being offered or until no shareholder wishes to exercise a further option.

         Section 3. Termination of Restrictions. If all the stock being offered for sale by the offering shareholder is not purchased by the corporation or by the other shareholders or by both in accordance with this Article VII, all restrictions imposed on the transfer of such stock shall


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forthwith terminate; provided, however, that if the offering shareholder does not transfer the offered stock in accordance with the notice given to the corporation and shareholders within six (6) months after the last special meeting held to consider the shareholder's offer, the offering shareholder must again comply with these provisions.

         Section 4. Notices. Any notices required or provided for in this
Article VII shall be in writing and shall be sent by certified mail to each shareholder of record' at the shareholder's address as it appears on the stock transfer books of the corporation and to the corporation at its registered office.

         Section 5. Applicability of Restrictions. All transfers of the stock of the corporation, whether upon the death of a shareholder or inter vivos, in trust, by gift, pledge, attachment, encumbrances or otherwise, are intended to be included in the restrictions of this Article VII; provided, however, that transfers by way of an involuntary attachment or encumbrance that is released or removed within sixty (60) days after its placement shall not constitute a transfer subject to said restrictions. In the case of a gift, the purchase price shall be the price as calculated for the death of a shareholder as set forth below. In the case of a transfer by virtue of a pledge, attachment or other encumbrance, the purchase price shall be the lesser of (a) the debt which is to be secured or satisfied by the stock pledged or encumbered or (b) the price as calculated for the death of a shareholder as set forth below. Any transfer contrary to the provisions of this Article VII shall be null and void and without effect.

         Notwithstanding anything to the contrary contained in these by-laws, for the purposes of this Article VII, the shareholders shall agree in writing at each annual meeting of the shareholders, or annually at such other time as may be determined in writing from time to time by the holders of a majority of the issued and outstanding shares, as to the per share value of the


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stock of the corporation (the "Established Value"). In the event of a shareholder's death, the corporation shall pay to the representative of the estate of the deceased shareholder an amount equal to the Established Value of the stock of the corporation held in the name of the deceased shareholder at death, and said representative shall tender to the corporation all stock certificates evidencing such shares; provided however, that in the event that at the time of the death of said shareholder an Established Value has not been agreed to, or was last agreed to more than twelve (12) months prior to the date of death the price to be paid for such shares shall be the fair market value of such shares as agreed to by the corporation and the representative of the estate of the deceased shareholder. In the event that the corporation and said representative fail to so agree promptly, the price to be paid for said shares shall be the fair market value of said shares as determined by an independent appraiser selected by mutual agreement of the corporation and said representative, which fair market value shall reflect the future earnings of the corporation. as well as other commercial factors typically considered in determination of the fair market value of shares of a closely held corporation engaged in the same business as that of the corporation.

         In the event that shares of stock of the corporation are purchased by the corporation and/or shareholders pursuant to this Article VII, for whatever reason, the corporation and/or the purchasing shareholders, as the case may be, shall have the right to pay for such shares in monthly, quarterly, semi-annual or annual installments with simple interest thereon payable at the rate of 8% per annum, provided that in all cases total payment for such shares shall be made within five (5) years after (a) the date of appointment of the representative to the estate of a shareholder in the event of death, or (b) the date of receipt of a written notice to the corporation of a shareholder's intent to transfer shares inter vivos. In addition, the corporation may purchase life insurance in amounts as it deems advisable, fifty percent (50%) of the proceeds of which


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shall be used by the corporation to pay for the shares held by the deceased shareholder at his death, in periodic payments as provided above or in single lump sum payment as the corporation may determine.

         Subject to Section 6 hereof and not withstanding any other provision of these by-laws to the contrary, this Article VII, may be amended only by an affirmative vote of the holders of not less than seventy-five percent (75%) of the issued and outstanding shares of the corporation entitled to vote.

         Section 6. Amendment of Articles of Incorporation. Notwithstanding the provisions of this Article VII, if the Articles of Incorporation of the corporation are amended by the addition of stock transfer restrictions, the provisions of the amended Articles shall control the transfer of any stock for which a notice of intention to transfer stock has not been given before the amended Articles are filed with the Secretary of State.

                                   ARTICLE VIII

                                 INDEMNIFICATION

         The corporation shall have the power to indemnify persons against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement arising from any threatened, pending or completed action, suit or proceeding, as provided by the Rhode Island Business Corporation Act, as amended. The Board of Directors may authorize the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, agent or shareholder of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or


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other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his or her status as such.

                                   ARTICLE IX

                          STOCK OF OTHER CORPORATIONS

         Subject to any specific directions of the shareholders, any rights or powers which the corporation may have from time to time as the owner or holder of stock or any other security of any other corporation may be exercised on behalf of the corporation by the President of the corporation in such manner as the President shall from time to time determine; including, without limitation, the right or power of the corporation to exercise at a meeting its voting rights under any such security, or to execute consents in lieu of a meeting, or to waive notice of any meeting, or to exercise or waive any subscription or other rights or options which the corporation may have or receive as such owner or holder, or to execute a proxy or proxies with respect to any such security. The Board of Directors may at any time or from time to time grant authority to one or more officers of the corporation to dispose of any such securities of any other corporation or corporations on such terms and conditions, to such person or persons and at such time or times as such officer or officers may determine.

                                   ARTICLE X

                               GENERAL PROVISIONS

         Section 1. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January and end on the last day of December.

         Section 2. Corporate Seal. The corporation shall have a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the, state of incorporation and the year of incorporation.


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         Section 3. Waiver of Notice. Whenever any notice is required to be given to any person under the provisions of these by-laws or under the provisions of the Articles of Incorporation or under the provisions of the Rhode Island Business Corporation Act, as amended, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. The attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or shareholders need be specified in any written waiver of notice of such meeting:

                                   ARTICLE XI

                                   AMENDMENTS

         These by-laws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors, subject to the power of the shareholders to modify or revoke any such amendment as provided by law. Notwithstanding the foregoing, the Board of Directors shall not amend or repeal the provisions of Article VII of these by-laws and any new by-laws adopted by the Board must contain said provisions without approval of the shareholders.


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